UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2021

ZOOM TELEPHONICS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-37649	04-2621506
(Commission File Number)	(I.R.S. Employer Identification No.)

848 Elm Street, Manchester, NH	03101
(Address of Principal Executive Offices)	(Zip Code)

(617) 423-1072
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 4.01	Changes in Registrant's Certifying Accountant.

On April 14, 2021, the Audit Committee of our Board of Directors (i) dismissed Marcum LLP ("Marcum") as our company's independent registered public accounting firm and (ii) determined that RSM US LLP (“RSM”) would be engaged as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, subject to completion of RSM’s standard client acceptance procedures and execution of an engagement letter.

Marcum’s audit reports on the financial statements for the years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles in its report on our consolidated financial statements as of and for the years ended December 31, 2020 and December 31, 2019.

During the years ended December 31, 2020 and 2019 and up to the date of dismissal of Marcum, there were: (i) no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Company; and (ii) no reportable events as described in Item 304(a)(1)(v) of Regulation S-K, except as described below.

During the quarterly period ended September 30, 2020, a material weakness in internal control over financial reporting was identified relating to insufficient documentation and processes for confirming final approvals for the release of reviewed and approved financial statements prior to filing documents with the Securities and Exchange Commission (the “SEC”). The SEC requires a registrant to engage an independent accountant to review the registrant’s interim financial information before the registrant files its quarterly report on Form 10-Q. Prior to final sign-off by the independent accountant, the Company filed the September 30, 2020 Form 10-Q. As a result, the Company had determined there was a material weakness that should be disclosed. The material weakness did not result in any financial statement modifications on the September 30, 2020 Form 10-Q.

During the annual period ended December 31, 2020, a material weakness in internal control over financial reporting was identified relating to tracking and timely recording of in-transit inventory where title had been transferred to the Company. This material weakness could result in the Company under reporting its inventory and current liabilities. The Company's logistics firm had not provided title transfer dates to the Company for in-transit inventory. The material weakness only impacted the consolidated balance sheet, other than stockholders’ equity, as of December 31, 2020, resulting in equal increases in the Company's inventory and current liabilities, and did not impact the consolidated statements of operations.

We have provided Marcum with a copy of this Form 8-K prior to its filing with the SEC and requested Marcum to furnish to our company a letter addressed to the SEC stating whether or not it agrees with the statements made above. A copy of Marcum's letter is attached as Exhibit 16.1 to this Form 8-K.

During the two most recent fiscal years ended December 31, 2020 and December 31, 2019 and during the subsequent interim period through April 14, 2021, we have not consulted with RSM regarding either:

1. The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that RSM concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2. Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(iv) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title
16.1	Letter from Marcum LLP dated April 15, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2021	ZOOM TELEPHONICS, INC.

	By:	/s/ Sean Doherty
Name:	Sean Doherty
Title:	Chief Financial Officer